UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 13, 2009

SERVISFIRST BANCSHARES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-53149	26-0734029
(Commission File Number)	(IRS Employer Identification No.)

3300 Cahaba Road, Suite 300, Birmingham, Alabama	35223
(Address of Principal Executive Offices)	(Zip Code)

(205) 949-0302
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. – Entry into a Material Agreement

In connection with a private placement and pursuant to subscription agreements effective March 13, 2009, the Company issued and sold to 50 accredited investors 139,460 shares of the Company’s common stock for $25.00 per share, for an aggregate purchase price of $3,486,500.  This sale completes the Company’s private placement of 400,000 shares of the Company’s common stock for $25.00 per share, or an aggregate purchase price of $10,000,000, the first sale of which was reported in the Company’s Current Report on Form 8-K dated January 8, 2009, as amended January 15, 2009 and March 4, 2009.

Furthermore, on March 13, 2009, the Company issued a press release announcing the completion of the private placement.  A copy of which is attached as Exhibit 99.1.

Section 3 – Securities and Trading Markets

Item 3.02. – Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference in its entirety.  The issuances of the shares in connection with the private placement were exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from the registration requirements of the Act in transactions not involved in a public offering pursuant to Regulation D promulgated under the Act. The shares issued have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Section 9 – Financial Statements and Exhibits

Item 9.01.                       Financial Statements and Exhibits.

(d) Exhibits	Description
99.1	Press Release Issued March 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

Date: March 13, 2009	By:	/s/ Thomas A. Broughton III
Thomas A. Broughton III
Chief Executive Officer